EXHIBIT 12
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,		Year ended December 31,

	2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$895		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	364		1,610		2,816		3,912		3,182		2,568
1/3 of rent	20		88		97		105		124		116
Preferred dividends	7		27		44		64		83		96

Adjusted earnings	$1,286		$4,017		$4,498		$10,006		$7,308		$7,278

Fixed charges and preferred dividends	$391		$1,725		$2,957		$4,081		$3,389		$2,780

Adjusted earnings/fixed charges	3.29	x	2.33	x	1.52	x	2.45	x	2.16	x	2.62	x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,		Year ended December 31,

	2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$895		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	364		1,610		2,816		3,912		3,182		2,568
1/3 of rent	20		88		97		105		124		116
Interest on deposits	369		2,072		3,501		4,412		4,154		4,307
Preferred dividends	7		27		44		64		83		96

Adjusted earnings	$1,655		$6,089		$7,999		$14,418		$11,462		$11,585

Fixed charges and preferred dividends	$760		$3,797		$6,458		$8,493		$7,543		$7,087

Adjusted earnings/fixed charges	2.18	x	1.60	x	1.24	x	1.70	x	1.52	x	1.63	x

EXHIBIT 12 (continued)
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,		Year ended December 31,

	2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$895		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	364		1,610		2,816		3,912		3,182		2,568
1/3 of rent	20		88		97		105		124		116

Adjusted earnings	$1,279		$3,990		$4,454		$9,942		$7,225		$7,182

Fixed charges	$384		$1,698		$2,913		$4,017		$3,306		$2,684

Adjusted earnings/fixed charges	3.33	x	2.35	x	1.53	x	2.47	x	2.19	x	2.68	x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Three
	months
	ended
	March 31,		Year ended December 31,

	2003		2002		2001		2000		1999		1998

Earnings:
Income from continuing operations before income taxes	$895		$2,292		$1,541		$5,925		$3,919		$4,498
Adjustments:
Fixed charges:
Interest on borrowed funds	364		1,610		2,816		3,912		3,182		2,568
1/3 of rent	20		88		97		105		124		116
Interest on deposits	369		2,072		3,501		4,412		4,154		4,307

Adjusted earnings	$1,648		$6,062		$7,955		$14,354		$11,379		$11,489

Fixed charges	$753		$3,770		$6,414		$8,429		$7,460		$6,991

Adjusted earnings/fixed charges	2.19	x	1.61	x	1.24	x	1.70	x	1.53	x	1.64	x